Exhibit 1

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of Quality Dining, Inc.; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 24th day of March, 1999.


                                          NBO, LLC

                                          By: /s/ David W. Schostak
                                             ----------------------------------
                                             David W. Schostak, Member


                                             /s/ Jerome L. Schostak
                                             ----------------------------------
                                             Jerome L. Schostak


                                             /s/ David W. Schostak
                                             ----------------------------------
                                             David W. Schostak


                                             /s/ Robert I. Schostak
                                             ----------------------------------
                                             Robert I. Schostak


                                             /s/ Mark S. Schostak
                                             ----------------------------------
                                             Mark S. Schostak




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